Exhibit 32.2

Certification Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

     I, Charles J. Kleman, Chief Operating Officer and Chief Financial Officer of Chico’s FAS, Inc. (the “Company”) certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Quarterly Report of the Company on Form 10-Q for the thirteen weeks ended May 1, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles J. Kleman

Charles J. Kleman
Chief Operating Officer and Chief Financial Officer
May 27, 2004